UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

Health Anti-Aging Lifestyle Options, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah	000-50068	90-0097142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 Hornby Street, Suite 210, Vancouver, British
Columbia, Canada V6C 3B6
(Address of principal executive offices)

Registrant's telephone number, including area code: (604) 687-6991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

ITEM 5.02     Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal officers

SIGNATURES

ITEM 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)       On June 1, 2006, Linda Mitropoulos resigned as the Chief Financial Officer, Secretary-Treasurer and Director of Health Anti-Aging Lifestyle Options, Inc. (the "Company"). Ms. Mitropoulos has resigned from her positions to pursue other personal interests. At the time of her resignation, Ms. Mitropoulos possessed no Company securities, nor is she owed any compensation for her services rendered to the Company.

(b)       On June 1, 2006 Mr. John Caton assumed the positions of Chief Financial Officer and Secretary-Treasurer of the Company, vacated by Ms. Mitropoulos and resigned his position as President. He continues to serve as a member of the Board of Directors of Health Anti-Aging Lifestyle Options, Inc.

(c)       On June 1, 2006, Peter Hogendoorn was appointed Director, Chief Executive Officer and President of the Company. Peter Hogendoorn brings over twenty-five years of senior venture capital, market development, start-up management and investment banking experience to the Company. He has accumulated an extensive network of professional associates throughout the U.S. and European capital markets, proving valuable sources of capital, partnership, marketing and distribution opportunities that he can contribute to the Company.

From September 1998 to January 2003, he assisted with the development of capital market strategies for LML Payment Systems in Vancouver, BC, CANADA; a public company trading under the symbol (LMLP) on NASDAQ. LML Payment Systems is a financial payment processing company specializing in providing electronic payment services at the retail-point of sale. Mr. Hogendoorn's efforts resulted in the company raising over $20 million for the Company during the time he provided investor relations services to the company.

From January 2003 to June 2004 Peter Hogendoorn was President and CEO of NS8 Corp.; a public company trading on the OTCBB under the symbol (NSEO), operating out of Seattle, WA. NS8 Corp. is a digital interactive media distribution company specializing in the development and marketing of software based technology products and services for the delivery of on-demand media content over the internet. His responsibilities included financing, capital market strategies, strategic management and corporate development initiatives. During his tenure at NS8, he assisted in raising over $8 million; allowing for the growth of over 23 proprietary and patent pending digital media management and distribution technologies. After Mr. Hogendoorn stepped down from his position of President and CEO in June 2004 he has provided consulting services to NS8 Corp. operating under 466375 B.C. Ltd.

From June 2004 to the present, Mr. Hogendoorn continues to focus his energies on developing his own venture capital firm; 466375 B.C. Ltd., in Surrey, BC, CANADA, which specializes in early stage financing, capital structuring and capital market strategies. He has been a consultant/Investor Relations strategist for an array of companies including Cryopak Industries, International Wayside Gold Mines, Stonepoint Global Brands, Integral Technologies Inc., Ridel Resources and Parametric Ventures Inc.

Mr. Hogendoorn will receive no compensation for his services as Director, Chief Executive Officer and President of Health Anti-Aging Lifestyle Options, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH ANTI-AGING LIFESTYLE OPTIONS, INC.

By:	PETER HOGENDOORN
Peter Hogendoorn
President, Chief Executive Officer and Director

Dated: June 2, 2006